(PAGE NUMBERS REFER TO PAPER DOCUMENT ONLY)

EXHIBIT 10.46

                  RETIREMENT AND RELEASE AGREEMENT

     THIS RETIREMENT AND RELEASE AGREEMENT is made and entered into as of February 1, 2002, by and between RUSSELL ISAAK, an individual (hereinafter referred to as "Isaak"), and Consumer Programs Incorporated, a Missouri Corporation, on behalf of itself and its affiliated corporations (hereinafter referred to, alternatively and collectively referred to as "CPI").

     WHEREAS, Isaak has served as an executive officer of CPI for more than thirty years, including as President and as a member of the Board of Directors for ten years; and

     WHEREAS, Isaak has decided to retire; and

     WHEREAS, Isaak is entitled to certain benefits under his Employment Agreement with CPI dated as of January 3, 2001 (the
"Employment Agreement") and under various benefit plans of CPI;
and

     WHEREAS, CPI and Isaak desire that Isaak's benefits be valued and paid out in accordance with the terms set forth in this Agreement; and

     WHEREAS, CPI desires to award to Isaak certain benefits in addition to any to which he may be entitled under the Employment
Agreement and the various benefit plans of CPI (hereinafter, the "Special Retirement Benefits");

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the parties hereby agree as follows:

     1. RETIREMENT/RESIGNATION OF ISSAK. Isaak shall retire from employment with CPI and shall resign from the Boards of Directors of CPI Corp. and its affiliated corporations and all officer positions he holds with CPI Corp. and its affiliated corporations, except Prints Plus and Centrics Technology, Inc., as of February 2, 2002 (the "Retirement Date").

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     2.   SPECIAL RETIREMENT BENEFITS.

          (a) CPI shall pay to Isaakretirement benefit (the "Special Retirement Benefit") in the gross amount of Seven Hundred Seventy-four Thousand Four Hundred Sixteen Dollars ($774,416.00), payable in a lump sum as soon as possible, but not later than February 19, 2002.


          (b) Isaak may continue to participate in CPI's group health plan at the rates paid by active employees until he attains age sixty-five.

          (c) The exercise period for certain options granted to Isaak to purchase shares of common stock of the Corporation that would have expired on the first anniversary of the Retirement Date shall be extended until the earlier of their original expiration date or the second anniversary of the Retirement Date. A schedule of all options held by Isaak and the terms of exercise
is attached hereto as Exhibit A and incorporated herein.   By
execution hereof, the parties agree that the terms of all option agreements under which Isaak holds options shall remain in full force and effect except that the applicable expiration dates for such options shall be as set forth in Exhibit A.

          (d) CPI will continue to pay the employer's portion of the premium on Isaak's General American life insurance policy for a period of two years after the Retirement Date.

          (e) On or before February 19, 2002, CPI will pay Isaak a gross amount equal to four (4) weeks of vacation pay (based on Isaak's current annual salary).

          (f) Isaak is entitled to death or supplemental retirement benefits pursuant to subsections 6(a) and 6(c) of the Employment Agreement in the annual gross amount of One Hundred Fifty Thousand Dollars ($150,000.00), payable in equal monthly installments for two hundred forty months, commencing on the earlier of the month after (i) Isaak's death or (ii) the date on which Isaak attains sixty-five years of age. In lieu thereof, CPIshall pay or cause to be paid to Isaak,

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the gross amount of One Million Sixty-six Thousand Eight Hundred
Twenty-five Dollars ($1,066,825.00), payable in a lump sum as soon as possible after the Retirement Date, but not later than two weeks after the Retirement Date. The payment made by CPI pursuant to this subsection (f) shall be in full and complete satisfaction of Isaak's death and supplemental retirement benefits provided under subsections 6(a) and 6(c) of the Employment Agreement.


     5. OTHER BENEFITS. CPI shall also pay or provide to Isaak (or in the event of his death prior to payment, to his beneficiaries) the following benefits in accordance with the Employment Agreement or other CPI benefit plans and programs:

          (a) Base salary through the Retirement Date, based on the annual rate of Four Hundred Thousand Dollars ($400,000.00);

          (b) Any cash bonus earned by Isaak for CPI's fiscal year 2001;

          (c) Any option bonus earned by Isaak for CPI's fiscal year 2001;

          (d) All of Isaak's vested and accrued benefits under the CPI Retirement Plan and Trust (the "Pension Plan") in accordance with the terms of the Pension Plan;

          (e) All of Isaak's vested and accrued benefits under the CPI Corp. Employees' Profit Sharing Plan and Trust (the
"Profit Sharing Plan"), in accordance with the terms of the Profit Sharing Plan; and

          (f) Continued indemnification rights and benefits for Isaak's service as an executive officer and director of CPI in accordance with CPI's by-laws.


     4.   MUTUAL RELEASE.

          (a) In consideration of the payment by CPI to Isaak of the Special Retirement Benefits described in Section 2 above,
Isaak does hereby release and forever discharge CPI, its affiliated corporations, and their respective directors, officers, employees and agents, from any

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and all claims, causes of action, liabilities and obligations, of any kind whatsoever (except those arising under this Agreement), whether known or unknown,, arising directly or indirectly out of Isaak's employment by CPI, the termination thereof, or the Employment Agreement, including, but not limited to, any claims arising or in connection with the Americans with Disabilities Act, the Family and Medical Leave Act, Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Equal Pay Act, the Fair Labor Standards Act, the Occupational Safety and Health Act, the Employee Retirement Income Security Act, the Older Workers Benefit Protection Act, 42 U.S.C. Sections 1981, 1983 and 1985, the Missouri Workers' Compensation Law, the Missouri Human Rights Act, the Missouri Service Letter Law (all such statutes as amended), and any regulations under such authorities, or common law of the state of Missouri, torts, breach of express or implied em ployment agreement,wrongful discharge, constructive discharge, infliction of emotional distress, defamation, or tortious interference with contractual relations.

          (b) In consideration of the release contained in subsection (a) hereof and of Isaak's agreements hereunder, CPI, on its behalf and on behalf of its affiliated corporations and their respective officers and directors, does hereby release and forever discharge Isaak from any and all claims, causes of action, liabilities, and obligations of any kind whatsoever (except those arising under this Agreement or under Section 14 of the Employment Agreement) arising from Isaak's employment by CPI, the termination thereof or the Employment Agreement.

          (c) The purpose of the mutual release set forth herein is to make full, final and complete settlement of all claims, known or unknown, arising directly or indirectly out of Isaak's employment by CPI, the termination thereof, of the Employment Agreement (except those arising under this Agreement and Section 14 of the Employent Agreement).

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     5.   SURVIVAL OF COVENANTS.  Isaak acknowledges and agrees
that the covenants and agreements contained in Section 14 of the Employment Agreement, a ttached hereto as Exhibit B and incorporated herein, shall survive the execution and delivery of this Agreement and shall remain in full force and effect in accordance with their terms, and Isaak hereby affirms those
covenants and agreements.   All other terms and conditions of
the Employment Agreement shall terminate on the effective date of this Agreement.

     6. WITHHOLDING TAXES. CPI shall have the right to withhold from all payments due Isaak hereunder to the extent required by law or regulation, all federal, state and local income and other taxes applicable to such payments.

     7. MODIFICATION AND WAIVER. No modification, amendment or waiver of any of the provisions of this Agreement shall be effective unless made in writing specifically referring to this Agreement, and signed by both parties. The failure to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of such provisions.

     8. SEVERABILITY. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

     9. BINDING EFFECT. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, assigns, heirs and legal representatives.

     10. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Missouri.


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     IN WITNESS WHEREOF, the parties have executed this
Agreement as of the last date written below.

     NOTICE TO MR. ISAAK: THIS AGREEMENT INCLUDES A WAIVER OF CERTAIN RIGHTS OR CLAIMS ARISING PRIOR TO THE DATE THIS
AGREEMENT IS EXECUTED, INCLUDING, BUT NOT LIMITED TO, THOSE RIGHTS OR CLAIMS ARISING UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT. YOU ARE ADVISED TO CONSULT WITH AN ATTORNEY PRIOR TO EXECUTING THIS AGREEMENT. CPI'S OFFER TO ENTER INTO THIS AGREEMENT WITH YOU WILL REMAIN OPEN AND EFFECTOVE FPR TWENTY-ONE DAYS FROM THE DATE FIRST WRITTEN ABOVE. YOU MAY ELECT TO ACCEPT OR REJECT THIS OFFER WITHIN THAT TIME PERIOD. IF YOU DO NOTHING WITHIN THE TWENTY-ONE DAY PERIOD, THE OFFER WILL BE CONSIDERED WITHDRAWN BY CPI.

     IF YOU DECIDE TO SIGN THIS AGREEMENT AND RELEASE CPI PURSUANT TO SECTION 4, YOU WILL HAVE SEVEN DAYS FOLLOWING THE RETURN OF THE SIGNED DOCUMENT TO CHANGE YOUR MIND AND REVOKE THE AGREEMENT. IF YOU DESIRE TO REVOKE THE AGREEMENT AND RELEASE, PLEASE DELIVER NOTICE OF SUCH REVOCATION IN WRITING TO JANE E. NELSON, CPI CORP., LEGAL DEPARTMENT, 1706 WASHINGTON AVENUE, ST. LOUIS, MISSOURI 63103, ON OR BEFORE THE CLOSE OF BUSINESS ON THE SEVENTH DAY FOLLOWING YOUR EXECUTION AND DELIVERY OF THE AGREEMENT. CONSEQUENTLY, THIS AGREEMENT WILL NOT BE IN EFFECT UNTIL SEVEN DAYS HAVE PASSED FOLLOWING YOUR SIGNING AND DELIVERY OF THE AGREEMENT.


   Date: February 1, 2002     By: /s/ Russell Isaak
         ----------------         ------------------------
                                      Russell Isaak,
                                       Individually


                               CONSUMER PROGRAMS INCORPORATED,
                                a Missouri corporation, on behalf
                                of itself and its affiliated
                                corporations


   Date: February 1, 2002     By: /s/ J. David Pierson
         ----------------         ------------------------
                                      J. David Pierson







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